FIFTEEN FIVE PARTNERS PBC

2018 EQUITY INCENTIVE PLAN

1.              Establishment, Purpose and Term of Plan.

1.1           Establishment. The Fifteen Five Partners PBC 2018 Equity Incentive Plan is hereby established effective as of July 19, 2018.

1.2           Purpose. The purpose of the Plan is to advance the interests of the Participating Companies and their stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Companies and by motivating such persons to contribute to the growth and profitability of the Participating Companies. The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. The Plan is intended to be a written compensatory benefit plan under Rule 701 of the Securities Act; however, awards may be granted under the Plan that do not qualify for exemption under Rule 701.

1.3           Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.              Definitions and Construction.

2.1           Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

a.              “Award” means Restricted Stock granted under the Plan.

b.              “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

c.              “Board” means the Board of Directors of the Company. If one or more committees have been appointed by the Board to administer the Plan, “Board” also means such committee(s) and, unless the powers of such committee(s) have been specifically limited, the committee(s) shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

d.              “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i)             a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii)           a sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company, or

(iii)         the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a transfer of the then-issued and outstanding voting securities of the Company by one or more of the Company’s stockholders.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities, shall not constitute a Change in Control.

e.              “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

f.               “Company” means Fifteen Five Partners PBC, a Delaware public benefit corporation, or any successor corporation thereto.

g.              “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on the exemption from registration provided by Rule 701 under the Securities Act.

h.              “Director” means a member of the Board.

i.               “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

j.               “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board (or the Company, if such determination is expressly allocated to the Company herein), in its discretion, subject to the following:

(i)             If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)           If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

k.              “Officer” means any person designated by the Board as an officer of the Company.

l.               “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

m.            “Participant” means any eligible person who has been granted one or more Awards.

n.              “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

o.              “Plan” means this Fifteen Five Partners PBC 2018 Equity Incentive Plan.

p.              “Restricted Stock Award” means an Award of a Restricted Stock granted pursuant to Section 6.

q.              “Securities Act” means the Securities Act of 1933, as amended.

r.               “Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave, the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

s.              “Stock” means a share of Class P Common Stock of the Company, as adjusted from time to time in accordance with Section 4.2.

t.               “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

u.              “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company for such shares upon the Participant’s termination of Service.

2.2           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.              Administration.

3.1           Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any Award Agreement, or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award, shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

3.2           Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3           Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

a.              to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

b.              to determine the Fair Market Value of shares of Stock or other property;

c.              to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax-withholding obligation arising in connection with any Award or shares acquired pursuant thereto, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or shares acquired pursuant thereto, (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, (vii) the performance criteria, if any, and level of achievement versus the performance criteria that shall determine the number of Securities granted, issued, retainable and/or vested, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

d.              to approve one or more forms of Award Agreement;

e.              to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

f.               to accelerate, continue, extend or defer the exercisability or vesting of any Award or any Stock acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

g.              to implement a program where outstanding Awards are surrendered or canceled in exchange for Awards with different terms or for cash;

h.              to allow Participants to satisfy withholding tax obligations or costs attendant to exercising an Award by electing to have the Company withhold from the Stock or cash to be delivered upon vesting of an Award that number of shares of Stock represented by the shares of Stock or cash having a Fair Market Value equal to the minimum amount required to be withheld and/or attendant costs, determined on the date that the amount of tax to be withheld and/or costs imposed is to be determined; provided such election by a Participant for these purposes is made in such form and under such conditions as the Board deems necessary or advisable;

i.               to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

j.               to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement, and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

k.              to make resolutions necessary or advisable to administer the Plan.

3.4           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of a Participating Company, members of the Board and any officers or employees of a Participating Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.              Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be sixty-four thousand (64,000) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.

4.2           Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, and in the purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation, the Board may unilaterally amend the outstanding Awards to provide that such Awards are for such shares of such other corporation. In the event of any such amendment, the number of shares subject to, and the purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. In no event may the purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5.              Eligibility.

5.1           Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2           Participation in the Plan. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

6.              Restricted Stock Awards. Restricted Stock Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Restricted Stock Awards Authorized. Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals.

6.2           Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Award shall be established by the Board in its discretion. Except as may be required by applicable law or established by the Board, no monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Award.

6.3           Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price (if any) for the number of shares of Stock being purchased pursuant to any Restricted Stock Award shall be made (a) in cash, by check or in cash equivalent, (b) as a deduction from Participant’s regular compensation, (c) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (d) by any combination thereof. Unless otherwise determined by the Board, if the Participant does not execute and deliver the Restricted Stock Award agreement along with full payment for the shares to the Company within thirty (30) days of the date on which the Board makes the determination to grant an Award (unless a later date is specified by the Board), then the offer will terminate.

6.4           Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change in Control or as provided in Section 6.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.5           Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 6.4 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property, or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

6.6           Effect of Termination of Service. Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) if the Participant did not pay any consideration for any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service, then such shares shall be surrendered to the Company and canceled without consideration. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

6.7           Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

7.              Standard Forms of Award Agreements.

7.1           Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Board and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Award Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Board may approve from time to time.

7.2           Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement, either in connection with the grant or amendment of an individual Award, or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

8.              Change in Control.

8.1           Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board may provide for any one or more of the following:

a.              Accelerated Vesting. The Board may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

b.              Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control, or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. Shares acquired pursuant to an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award, except as otherwise provided in such Award Agreement.

c.              Cash-Out of Outstanding Awards. The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

d.              Other Treatment of Awards. Subject to any greater rights granted to Participants under this Section 8.1, in the event of a Change in Control, any outstanding Awards will be treated as provided in the applicable agreement of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

8.2           Federal Excise Tax Under Section 4999 of the Code.

a.              Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

b.              Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.2a, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 8.2a, the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good-faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Participant shall provide the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 8.2b.

9.              Tax Withholding.

9.1           Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including any social insurance tax), if any, required by law to be withheld by a Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Award Agreement until the Participating Company’s tax withholding obligations have been satisfied by the Participant.

9.2           Withholding in Shares. The Company shall have the right, but not the obligation, to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of a Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

10.           Compliance with Securities Law. The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no shares may be issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such issuance be in effect with respect to the shares issuable pursuant to the Award or (b) the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11.           Amendment or Termination of Plan. The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2) or (b) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then-outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then-outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

12.           Miscellaneous Provisions.

12.1        Repurchase Rights. Shares issued under the Plan may be subject to forfeiture, a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder, and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

12.2        Exchange or Buyout of Awards. The Board may authorize the Company to issue new Awards in exchange for the surrender and cancellation of outstanding Awards. The Board may at any time buy from a Participant an outstanding Award with payment in cash, Stock, or other consideration. Except as set forth in Section 8.1c. in the event of a Change in Control, the exchange or buyout of outstanding Awards shall be subject to the terms and conditions set by the Board and may occur only with the consent of Participant.

12.3        Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

12.4        Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

12.5        Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award, and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

12.6        Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of any Award.

12.7        Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans, unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

12.8        Section 409A of the Code. Notwithstanding other provisions of the Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 12.8 in good faith; provided that neither the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 12.8.

12.9        Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

12.10     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

12.11     Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Texas, without regard to its conflict of law rules.

12.12     Stockholder Approval. The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by a majority of the outstanding Stock of the Company entitled to vote within twelve (12) months before or after the date of adoption thereof by the Board. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be.

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